                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into effective as of _____________, 1996, by and among LEXALITE INTERNATIONAL CORPORATION, a Delaware corporation (together with any and all consolidated subsidiaries, "LexaLite") and SUMMA INDUSTRIES, a California corporation (together with any and all consolidated subsidiaries, "Summa").

                                R E C I T A L S
                                - - - - - - - -

     A. The authorized capital of LexaLite consists of 2,000,000 shares of Common Stock, $1.00 par value, of which 1,440,918 shares are issued and outstanding and held of record by a total of 44 shareholders as of the date hereof.

     B. The authorized capital of Summa consists of 10,000,000 shares of Common Stock, $.001 par value, of which 1,603,484 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares have been issued or are outstanding.

     C. The Common Stock of Summa is registered under Section 12(g) of the Securities Exchange Act of 1934 and traded in The Nasdaq National Market under the symbol "SUMX".

     D. The respective Boards of Directors of LexaLite and Summa deem it advisable and generally to the advantage of each, and in the best interest of their respective shareholders, to merge a newly-to-be-formed California corporation which will be a wholly-owned subsidiary ("Subsidiary") of Summa with and into LexaLite, under and pursuant to the provisions of the California Corporations Code and the Delaware General Corporation Law. Accordingly, the respective Boards of Directors of LexaLite and Summa have approved, and will recommend for approval of their respective shareholders, this Agreement and the merger contemplated hereby, and have directed their respective proper officers to execute and deliver this Agreement and to cause the respective corporations to perform each of their respective obligations hereunder.

     E. It is the intention of the parties hereto that all of the issued and outstanding capital stock of LexaLite be acquired by Summa solely in exchange for shares of the Common Stock of Summa, and that such transaction qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     F. The parties hereto simultaneously are executing that certain document of even date herewith entitled "Agreement of Merger", a copy of which is attached hereto as Exhibit A, which, when also executed by Subsidiary, shall be
                   ---------
filed with the Secretary of State of the State of California and the Secretary of State of the State of Delaware on the Effective Date of the Merger (as defined hereinbelow).

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, representations, warranties and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereby agree in accordance with the California Corporations Code, the

Delaware General Corporation Law, the provisions of the Agreement of Merger, and the provisions of this Agreement, that, at the Effective Time of the Agreement of Merger, Subsidiary shall be merged with and into LexaLite (the "Merger"), such that LexaLite, as the "Surviving Corporation" in the Merger shall continue as a single corporation existing under the laws of the State of Delaware and as a wholly-owned subsidiary of Summa, and the parties hereto hereby adopt and agree to the following agreements, terms, and conditions relating to the Merger and the manner of carrying the same into effect.

     1.  DEFINITIONS.
         -----------

     1.1 "Agreement" shall mean, and the words "herein", "hereof", "hereunder" and words of similar import shall refer to this instrument and any amendment hereto.

     1.2 "Agreement of Merger" shall refer to that certain document of even date herewith, a copy of which is attached hereto as Exhibit A, the terms of
                                                     ---------
which are fully incorporated into, and the satisfaction of which is an express condition of, this Agreement.

     1.3  "Summa Common Stock" shall refer to any and all common stock of Summa.

     1.4 "Summa Shareholders" shall refer to those holders of Summa Common Stock of record immediately prior to the Effective Time.

     1.5  "Commission" shall refer to the Securities and Exchange Commission.

     1.6  "Effective Date" shall mean the date specified in Section 4.3 hereof.

     1.7  "Effective Time" shall mean that time specified in Section 4.3 hereof.

     1.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.9 "Knowledge" shall mean, with respect to an entity, actual knowledge of the Chief Executive Officer, the President and/or the Chief Administrative Officer of that entity and, with respect to an individual, actual knowledge of that individual.

     1.10 "LexaLite Common Stock" shall refer to any and all common stock of LexaLite.

     1.11 "LexaLite Shareholders" shall refer collectively to any and all holders of (i) LexaLite Common stock of record immediately prior to the Effective Time, (ii) options, warrants, calls, commitments or other rights to acquire shares of LexaLite Common Stock outstanding immediately prior to the Effective Time, and (iii) securities that are convertible into or exchangeable for any shares of LexaLite Common Stock and are outstanding immediately prior to the Effective Time. A full and complete list of all LexaLite Shareholders of record is attached hereto as Exhibit B.
                             ---------

     1.12 "Person" shall refer to any corporation, trust, partnership, individual, association or other entity.

     1.13 "Securities Act" shall refer to the Securities Act of 1933, as amended.

     1.14 "Subsidiary" shall refer to Charlevoix The Beautiful, Inc., a newly-to-be-formed California corporation which will be a wholly-owned subsidiary of Summa.

     1.15 "Surviving Corporation" shall refer to LexaLite as the survivor of the Merger.

     1.16 "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement of Summa and LexaLite and all supplements and amendments thereto, mailed to shareholders of Summa and LexaLite in connection with the Merger.

     1.17 "Registration Statement" shall mean the Registration Statement on Form S-4 to be filed with the Commission by Summa under the Securities Act, and any amendments thereto, for the purpose of registering the Summa Common Stock to be issued in connection with the transactions contemplated by this Agreement.

     1.18 "Exchange Agent" shall mean U. S. Stock Transfer Corporation, the transfer agent and registrar for the Summa Common Stock.

     2.  THE SURVIVING CORPORATION.
         -------------------------

     2.1  Name of Surviving Corporation.  The corporation which shall survive
          -----------------------------
the Merger is LexaLite (sometimes hereinafter referred to as the "Surviving Corporation").

     2.2  Certificate of Incorporation.  Except as provided in Section 2.3
          ----------------------------
below, the Certificate of Incorporation of LexaLite, as in effect immediately before the Effective Time shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law or such Certificate of Incorporation.

     2.3  Authorized Capitalization of Surviving Corporation.  The total number
          --------------------------------------------------
of shares of all classes of capital stock which the Surviving Corporation shall have authority to issue shall be 1,000 shares of Common Stock, at $.001 par value per share.

     2.4  Bylaws.  The Bylaws of LexaLite as in effect immediately before the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until changed or amended as provided in accordance with law, the Certificate of Incorporation of the Surviving Corporation, or such Bylaws, except that such Bylaws of LexaLite are hereby amended, effective as of the Effective Time, to provide for a Board of Directors consisting of not less than three (3) nor more than five (5) members, with the initial number of directors to be three (3) and thereafter such number between three (3) and five (5) as may be established from time to time by a resolution duly adopted by the Board of Directors.

     2.5  Directors.  There shall be (3) directors of the Surviving Corporation
          ---------
from and after the Effective Time (until changed in accordance with applicable law and the Articles of Incorporation and Bylaws of the Surviving Corporation), who shall be: James R. Swartwout, Josh T. Barnes and Thomas M. Phillips.

     3.  CONVERSION OF SHARES, OPTIONS AND OTHER SECURITIES.
         --------------------------------------------------

     3.1  Manner of Converting Shares.  The manner and basis of converting
          ---------------------------
shares of capital stock of each of Subsidiary and LexaLite into shares of capital stock of the Surviving Corporation and of Summa shall be as follows:

     3.1.1    Subsidiary Common Stock.  Each share of the Subsidiary's Common
              -----------------------
Stock outstanding on the Effective Date shall be converted into and become at the Effective Time one fully paid and nonassessable share of common stock, $1.00 par value per share, of the Surviving Corporation.

     3.1.2    LexaLite Common Stock and Options.
              ---------------------------------

     (a) Subject in all events to the provisions of Section 3.1.2(c) below, each share of Lexalite Common Stock outstanding on the Effective Date shall, as a consequence of the Merger, be converted into one and one-half (1.5) shares of Summa Common Stock.

     (b) Subject in all events to the provisions of Section 3.1.2(c) below, all Options (as defined in Section 6.2(a) below) shall be canceled as of the Effective Time by agreements with the holders thereof to accept, in the place thereof, options to purchase one and one-half (1.5) times as many shares of Summa Common Stock, at the same aggregate exercise price, all as provided in
Section 10.7 below.

     (c) In the event that the average closing price of Summa Common Stock on The Nasdaq National Market during the 5 consecutive trading days ending on and including the third trading day prior to the date on which the meeting of LexaLite Shareholders has been called for the purpose of voting on the Merger is less than $6.66 per share, LexaLite may notify Summa of Lexalite's intention to terminate this Agreement and the transactions contemplated hereby unless the number of shares of Summa Common Stock issuable to the Lexalite Shareholders as a consequence of the Merger is increased as provided below. Upon receipt of such notification, Summa may elect to (i) terminate this Agreement and the transactions contemplated hereby, or (ii) to increase the number of shares of Summa Common Stock issuable to the LexaLite Shareholders as a group to that number of shares of Summa Common Stock which would have an aggregate value (based upon the average closing price calculated as provided above) equal to $15,000,000. Summa has advised Lexalite that in all likelihood Summa would not elect to increase the number of shares of Summa Common Stock issuable to the LexaLite Shareholders as a group as provided above if the increased number of shares would exceed 3,000,000, including the shares to be issuable upon exercise of the warrants and options to be granted as provided in Section 10.7 below.

     3.1.3    LexaLite Common Stock Owned by LexaLite.  Shares of the Summa
              ---------------------------------------
Common Stock shall not be issued as a consequence of the Merger in respect of shares of LexaLite Common Stock owned by LexaLite immediately prior to the Effective Time, if any, and as of the Effective Time any and all such shares of LexaLite Common Stock owned by LexaLite shall be canceled and retired, and all rights in respect thereof shall cease to exist.

     3.2  Surrender and Exchange of LexaLite Stock.  After the Effective Date,
          ----------------------------------------
each holder of an outstanding certificate or certificates theretofore representing shares of LexaLite Common Stock shall surrender such certificate or certificates to the Exchange Agent and shall receive in exchange therefor certificates representing the number of whole shares of Summa Common Stock into which the shares of LexaLite Common Stock theretofore represented by the certificate or certificates so surrendered (together with cash in lieu of a fractional share, if any, as provided in Section 3.3 below). After the Effective Time, certificates formerly representing shares of LexaLite Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, payable to holders of record of shares of Summa Common Stock as of any date subsequent to the Effective Date, to evidence the number of shares of Summa Common Stock into which such shares of LexaLite Common Stock have been converted under Section 3.1 hereof; provided, however, that upon
                                                    -----------------
surrender and exchange of such outstanding certificates theretofore representing shares of LexaLite Common Stock there shall be paid by the Exchange Agent to the record holders of the certificates issued in exchange therefor, the amount, without interest thereon, of dividends and other distributions, if any, which theretofore have become payable with respect to the number of whole shares of Summa Common Stock represented thereby.

     3.3  Fractional Shares.  No fractional shares of Summa Common Stock and no
          -----------------
scrip certificates therefor shall be issued to represent any fractional share interests in shares of Summa Common Stock, and such fractional share interest shall not entitle the owners thereof to vote, to receive dividends, or to exercise any other right of shareholders of Summa. In lieu of a fractional share or scrip certificate, each holder of a share of LexaLite Common Stock otherwise entitled to a fractional interest in a share of Summa Common Stock shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction of such share of Summa Common Stock to which such holder otherwise would be entitled multiplied by the average closing price of a share of Summa Common Stock determined as provided in Section 3.1.2(c) hereof.

     3.4  Dissenting Shares.  Each LexaLite Shareholder, if any, and each Summa
          -----------------
Shareholder, if any, who becomes entitled, pursuant to the provisions of the Delaware General Corporation Law or the California Corporations Code, respectively, to the payment of the "fair value" of his shares of LexaLite Common Stock or Summa Common Stock, as the case may be ("Perfected Dissenting Shares"), shall receive payment therefor from Summa, but only after the value thereof shall have been agreed upon or finally determined pursuant to such provisions. Perfected Dissenting Shares acquired by Summa, if any, shall be canceled.


     4.  SHAREHOLDER APPROVALS AND EFFECTIVE DATE.
         ----------------------------------------

     4.1  Approval by LexaLite Shareholders.  As provided in Section 8.8 below,
          ---------------------------------
a special meeting of the LexaLite Shareholders shall be called to be held in accordance with the Delaware General Corporation Law no later than November 6, 1996, at a time, place and date to be set by the LexaLite Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the Merger contemplated hereby. The Board of Directors of LexaLite has unanimously recommended that the LexaLite Shareholders approve this Agreement and the Merger, and certain of the LexaLite Shareholders, who together own or have voting control over beneficially approximately forty-six percent (46%) of the LexaLite Common Stock currently outstanding, have expressed their present intention to vote in favor of this Agreement and the Merger at the special meeting.

     4.2  Approval by Summa Shareholders.  As provided in Section 8.6 below, a
          ------------------------------
special meeting of the Summa Shareholders shall be called to be held in accordance with the California Corporations Code no later than November 6, 1996, at a time, place and date to be set by the Summa Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and Merger contemplated hereby. The Summa Board of Directors has unanimously recommended that the Summa shareholders approve this Agreement and the Merger, and the current members of the Summa Board of Directors, who together own or have voting control over an aggregate of approximately ten percent (10%) of the Summa Common Stock currently outstanding, have expressed their present intention to vote in favor of this Agreement and the Merger at the special meeting.
Summa, as the sole shareholder of Subsidiary, shall approve this Agreement and the Merger contemplated hereby.

     4.3  Effective Date and Time.  Upon approval of this Agreement and the
          -----------------------
Merger contemplated hereby by the LexaLite Shareholders, the Summa Shareholders, and Summa as the sole shareholder of Subsidiary, and provided that the Merger is not thereafter terminated as provided in Section 13 hereof, the Agreement of Merger, along with any and all other necessary documents, shall be executed by each of LexaLite, Summa and Subsidiary, and delivered to the California Secretary of State, in accordance with applicable provisions of the California Corporations Code and to the Delaware Secretary of State in accordance with the Delaware General Corporation Law. The Merger shall become effective on the date when the Agreement of Merger, along with any and all other necessary documents, has been duly filed with the California Secretary of State and the Delaware Secretary of State. The date of such effectiveness is referred to herein as the "Effective Date", and the time of such filing and effectiveness is referred to herein as the "Effective Time." LexaLite and Summa shall agree upon the date on which the Agreement of Merger shall be submitted for filing in the State of California and the State of Delaware.

     5.  EFFECT OF MERGER.
         ----------------

     5.1  Cessation of Subsidiary's Existence.  When the Merger becomes
          -----------------------------------
effective, the separate existence of Subsidiary shall cease, Subsidiary shall be merged into LexaLite, as the Surviving Corporation, the Surviving Corporation, without further action, shall succeed to and shall possess and enjoy all the rights, privileges, immunities, powers, purposes, and franchises, both of a public and private nature, and be subject to all restrictions, disabilities, and duties of Subsidiary, and the Merger shall have the effects on LexaLite and Subsidiary as provided under the California Corporations Code and the Delaware General Corporation Law.

     5.2  Property.  All of Subsidiary's property, whether real, personal, or
          --------
mixed, and all debts due to Subsidiary on whatever account, including stock subscriptions, causes of action, and every other asset of Subsidiary, shall be vested in the Surviving Corporation. All of such property, rights, privileges, powers and franchises shall be thereafter as effectually the property of the Surviving Corporation as they were of Subsidiary. Title to any real estate and to any other property, whether by deed or otherwise, under the laws of the State of California or of any other jurisdiction, that is vested in Subsidiary shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor.

     5.3  Creditor Rights.  All rights of creditors and all liens upon the
          ---------------
property of LexaLite existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities, obligations, penalties, and duties of Subsidiary shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if they had been incurred or contracted by it. No liability or obligation due or to become due, claim, or demand existing against either corporation, or any shareholder, officer, or director thereof, shall be impaired by the Merger.

     5.4  Legal Actions.  No action or proceeding, whether civil or criminal,
          -------------
pending on the Effective Date by or against either corporation, or any shareholder, officer, or director thereof, shall abate or be discontinued by the merger, but may be enforced, prosecuted, settled, or compromised as if the merger had not occurred, or the Surviving Corporation may be substituted in such action or special proceeding in place of Subsidiary.

     5.5  Delivery of Documents.  At any time, or from time to time, after the
          ---------------------
Effective Date, the last acting officers of Subsidiary, or the corresponding officers of the Surviving Corporation, may, in the name of Subsidiary, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving Corporation title to and possession of all of Subsidiary's property, rights, privileges, immunities, powers, purposes, and franchises, and otherwise to carry out the purposes of this Agreement.

     6.  REPRESENTATIONS AND WARRANTIES OF LEXALITE.
         ------------------------------------------

     LexaLite hereby represents and warrants to, and covenants with, Summa as follows (it being acknowledged that Summa is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of each of Summa and Subsidiary hereunder):

     6.1  Organization and Corporate Power.  LexaLite is a corporation duly
          --------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon LexaLite. LexaLite has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Certificate of Incorporation as amended to date, certified by the Delaware Secretary of State, the Bylaws of LexaLite as amended to date, the resolutions of LexaLite's directors authorizing the execution, delivery and performance of this Agreement, all certified by the President and the Secretary of LexaLite, which have previously been provided to Summa by LexaLite, are true and complete copies thereof as currently in effect.

     6.2  Capitalization.
          --------------

     (a) The authorized capital stock of LexaLite consists of 2,000,000 shares of LexaLite Common Stock and no shares of preferred stock. As of the date hereof, there are 1,440,918 shares of LexaLite Common Stock issued and outstanding. All of the issued and outstanding shares of LexaLite Common Stock were validly issued and are fully paid, nonassessable and free of preemptive rights. In addition, there are currently outstanding options to purchase from LexaLite an aggregate of 142,540 additional shares of LexaLite Common Stock (the "Options"). Set forth on Exhibit B attached hereto is a full and complete
                          ---------
listing setting forth (i) the name, address and number of shares held, of record and to the Knowledge of LexaLite beneficially owned, by each holder of LexaLite Common Stock (including without limitation each beneficiary of the LexaLite International Corporation Employee Stock Ownership Trust), and (ii) the name and address of each holder of all Options that are outstanding as of the date hereof, and the number of shares subject to each such Option.

     (b) Except expressly set forth in Section 6.2(a) above and on Exhibit B
                                                                   ---------
attached hereto, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from LexaLite any capital stock of LexaLite or any securities convertible into or exchangeable for any shares of capital stock of LexaLite, or any other securities or agreement pursuant to which LexaLite is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of LexaLite to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

     6.3  Ownership of LexaLite Stock.  To LexaLite's Knowledge, each LexaLite
          ---------------------------
Shareholder is the owner of that number of shares of LexaLite Common Stock set forth opposite his respective name on Exhibit B attached hereto, which shares
                                      ---------
together constitute all of the issued and outstanding shares of the capital stock of LexaLite; and LexaLite has no Knowledge that any of such shares of LexaLite Common Stock are subject to (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and/or (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise.

     6.4  Authorization.  LexaLite has full corporate power and authority to
          -------------
enter into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder, subject to receipt of the requisite approval of the LexaLite Shareholders. This Agreement, and each and every other agreement, document and instrument to be executed by LexaLite hereunder, has been effectively authorized by all necessary action on the part of the Board of Directors of LexaLite, which authorizations remain in full force and effect, has been duly executed and delivered by LexaLite, and no other authorizations or proceedings on the part of LexaLite are required to authorize this Agreement and/or the transactions contemplated hereby, except for receipt of the requisite approval of the LexaLite Shareholders. This Agreement constitutes the legal, valid and binding obligation of LexaLite, subject to receipt of the requisite approval of the LexaLite Shareholders, enforceable with respect to LexaLite in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State and the Delaware Secretary of State and the proceedings contemplated by Section 8.8 hereof, no authorization, consent or approval of any public body or authority is necessary for the consummation of LexaLite of the transactions contemplated by this Agreement.

     6.5  No Conflicts.  Except as disclosed on the LexaLite Disclosure Schedule
          ------------
attached hereto as Exhibit C, neither the execution and delivery of this
                   ---------
Agreement, nor the consummation by LexaLite of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of LexaLite's charter documents) to which LexaLite is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to LexaLite or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and (ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on LexaLite or materially impair LexaLite's ability to consummate the transactions contemplated hereby or for which LexaLite shall have received before the Effective Time appropriate consents or waivers.

     6.6  Subsidiaries.  LexaLite has no subsidiaries and no investments,
          ------------
directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the LexaLite Financial Statements (defined in Section 6.7 below) or shown on the LexaLite Disclosure Schedule.

     6.7  Financial Statements.  Attached hereto as Exhibit D are (i) the
          --------------------                      ---------
audited financial statements of LexaLite for each of its fiscal years ended June 30, 1993, 1994 and 1995, consisting of LexaLite's balance sheets as of such dates, the related statements of profit and loss for the periods then ended, and the notes thereto, certified by Arthur Andersen LLP as to the fiscal year ended June 30, 1995 and by Smolinski, Kanine & Christman, LLP, as to the fiscal years ended June 30, 1993 and 1994, (ii) unaudited financial statements of LexaLite for the 11 months ended May 31, 1996, consisting of LexaLite's balance sheet as of such date (the "LexaLite Balance Sheet"), the related statement of profit and loss for the period then ended, and the notes thereto, certified by the Director
of Corporate Finance of LexaLite.   Such financial statements (and the notes
related thereto) are herein sometimes collectively referred to as the "LexaLite Financial Statements." The LexaLite Financial Statements (i) are derived from the books and records of LexaLite, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of LexaLite, (ii) fairly and accurately present the financial condition of LexaLite on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).

     6.8  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
reflected or reserved against in the LexaLite Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the LexaLite Balance Sheet or that are disclosed in the LexaLite Disclosure Schedule attached hereto, LexaLite has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, or condition (financial or otherwise) of LexaLite.

     6.9  Absence of Certain Developments.  Except as set forth in the LexaLite
          -------------------------------
Disclosure Schedule, since the date of the LexaLite Balance Sheet there have been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of LexaLite, no redemption, purchase or other acquisition of any shares of LexaLite's capital stock, and no split-up or other recapitalization relative to any of LexaLite's capital stock, nor any action authorizing or obligating LexaLite to do any of the foregoing;
(ii) no loss, destruction or damage to any material property or asset of LexaLite, whether or not insured; (iii) no acquisition or disposition of material assets (or any contract or arrangement therefor), or any other material transaction by LexaLite otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by LexaLite of any lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the LexaLite Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by LexaLite of any of its tangible or intangible assets including any security interest or other encumbrance, or waiver by LexaLite of any rights of value which, in any such case, is outside the ordinary course of business and material to the business of LexaLite; (vi) no payment or accrual of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of LexaLite; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of LexaLite; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of LexaLite, (x) no agreement to do any of the things described in this Section 6.9, and (xi) no materially adverse change in the condition (financial or otherwise) of LexaLite or in its assets, liabilities, properties, or business.

     6.10  Real Property.  Set forth as a part of the LexaLite Disclosure
           -------------
Schedule is a complete and accurate legal description of each parcel of real property owned by or leased to and occupied by LexaLite, and LexaLite neither owns or leases, nor occupies, any other real property. Except as would be disclosed in a reasonably diligent inspection, to LexaLite's Knowledge, the building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To LexaLite's Knowledge, LexaLite is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which could reasonably be expected to have a material adverse affect upon Lexalite, its condition (financial or otherwise), assets, liabilities, properties or business, and LexaLite has not received any notice of violation with which it has not complied or is not taking steps to comply. LexaLite has good and marketable title to all such real property owned by LexaLite, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the LexaLite Disclosure Schedule, and (ii) liens for taxes for the current year and tax assessments not yet due and payable. All leases of real property to which LexaLite is a party and which are material to the business of LexaLite are fully effective in accordance with their respective terms and afford LexaLite peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of LexaLite or termination thereof, except as may be set forth in the LexaLite Disclosure Schedule.

     6.11  Tangible Personal Property.  Set forth as a part of the LexaLite
           --------------------------
Disclosure Schedule hereto is a complete list of all items of tangible personal property (including without limitation all items of tooling) owned, leased or otherwise used by LexaLite in the current conduct of its business, wherever located, where the original cost was in excess of $5,000.00. Except as set forth in the LexaLite Disclosure Schedule, LexaLite has, and at the Effective Date will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in the possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests condition sales agreements, liens, restrictions or encumbrances whatsoever. Included in the LexaLite Disclosure
Schedule is a list of all outstanding equipment leases and maintenance agreements to which LexaLite is a party as lessee and which individually provide for future lease payments in excess of $500 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which LexaLite is a party and which are material to the business of LexaLite are fully effective in accordance with their respective terms, and there exists no material default on the part of LexaLite or termination thereof, except as may be set forth in the LexaLite Disclosure Schedule. Each item of capital equipment reflected in the LexaLite Balance Sheet which is used in the current conduct of LexaLite's business is, and on the date of the Effective Date will be, in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of LexaLite's business and fit for its intended purposes, except as may be set forth in the LexaLite Disclosure Schedule.

     6.12  Tax Matters.  LexaLite has, since its inception, duly filed all
           -----------
federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to LexaLite. Copies of all such tax returns have been made available for inspection by Summa prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to LexaLite's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Effective Date by LexaLite have been paid. The amount reflected in the LexaLite Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to LexaLite.

     6.13  Accounts Receivable.  The accounts receivable reflected in the
           -------------------
LexaLite Balance Sheet constituted all accounts receivable of LexaLite as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered, in the ordinary course of business, and are not subject to any return privileges, set-off or counter-claim, except as disclosed on the LexaLite Disclosure Schedule. Except as disclosed on the LexaLite Disclosure Schedule, such accounts receivable have been collected in full since the date of the LexaLite Balance Sheet or, to LexaLite's Knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of LexaLite, the "allowance for doubtful accounts" shown on the LexaLite Balance Sheet is sufficient to cover all doubtful accounts.

     6.14  Inventories.  LexaLite has good and marketable title to all of its
           -----------
inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the LexaLite Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of LexaLite for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities not in excess of one year's requirements for its business as currently conducted, except as may be set forth in the LexaLite Disclosure Schedule.

     6.15  Contracts and Commitments.  LexaLite has no contract, agreement,
           -------------------------
obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $10,000 or for a term of more than one year or whose terms prohibit cancellation without liability on 30 days' notice or less (other than obligations which are included in accounts payable), and no union contracts, employee or consultant contracts, loan, credit or other financing agreements, inventory flooring arrangements, debtor or creditor arrangements, security agreements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except for those described in the LexaLite Disclosure Schedule, all of which have been made available to Summa prior to the execution hereof, or those that are not material to LexaLite. As of the date hereof, to LexaLite's Knowledge, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. Except as set forth in the LexaLite Disclosure Schedule, LexaLite has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in the LexaLite Disclosure Schedule, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. Except as set forth in the LexaLite Disclosure Schedule, LexaLite has no material contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to LexaLite's business, assets or condition (financial and otherwise).

     6.16  Patents, Trade Secrets and Customer Lists.  LexaLite does not have
           -----------------------------------------
any patents, applications for patents, trademarks, applications for trademarks, trade names, brand names, licenses or service marks relating to the business of LexaLite, except as set forth in the LexaLite Disclosure Schedule, nor does any present or former shareholder, officer, director or employee of LexaLite own any patent rights relating to any products manufactured, rented or sold by LexaLite, except as set forth in the LexaLite Disclosure Schedule. Except as disclosed in the LexaLite Disclosure Schedule, to the Knowledge of LexaLite, LexaLite has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes, trademarks, trade names, brand names, licenses and service marks reasonably necessary to the manufacturing and marketing of all products made or proposed to be made by LexaLite, and the continued use thereof by LexaLite following the Effective Date will not conflict with, infringe upon, or otherwise violate any rights of others. To LexaLite's Knowledge, LexaLite has not used and is not making use of any confidential information or trade secrets of any present or past employee of LexaLite that has not been assigned to LexaLite or that LexaLite does not have the right to use.

     6.17  No Pending Material Litigation or Proceedings.  Except as disclosed
           ---------------------------------------------
in the LexaLite Disclosure Schedule, there are no actions, suits or proceedings pending or, to LexaLite's Knowledge, threatened against or affecting LexaLite (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of LexaLite in connection with the business, operations or affairs of LexaLite, which could reasonably be expected to result in any material adverse change in the business, properties, assets or condition (financial or otherwise) of LexaLite, or which question or challenge the transaction contemplated hereby. Except as disclosed in the LexaLite Disclosure Schedule, to LexaLite's Knowledge, LexaLite has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by LexaLite asserting a particular defect or hazardous property in any of LexaLite's products, services or business practices or methods, nor has LexaLite been a party to or threatened with proceedings brought by or before any federal or state agency; and LexaLite has no Knowledge of any defect or hazardous property claimed or actual in any such product, service or business practice or method. LexaLite is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

     6.18  Insurance.  LexaLite maintains insurance with reputable insurance
           ---------
companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated in the same geographic location. A true and complete listing and general description of each of LexaLite's insurance policies as currently in force, including all policies of group medical and/or dental insurance, is set forth in the LexaLite Disclosure Schedule, copies of all of which have previously been provided to Summa. All such insurance policies currently are, and at the Effective Date shall be, in full force and effect.

     6.19  Arrangements with Personnel.  Except as set forth in the LexaLite
           ---------------------------
Disclosure Schedule, no shareholder, director, officer or employee of LexaLite is presently a party to any transaction with LexaLite, including without limitation any contract, loan or other agreement or arrangements providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to LexaLite's Knowledge, to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in the LexaLite Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of LexaLite whose salary and other compensation, in the aggregate, received from LexaLite or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $100,000, as well as any employment agreements relating to any such persons; (ii) a description of any and all bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect for any of LexaLite's employees as of the date of this Agreement; (iii) all powers of attorney from LexaLite to any person or entity; and (iv) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of LexaLite.

     6.20  Labor Relations.  LexaLite has never been a party to any collective
           ---------------
bargaining agreement or other contract with a labor union, or to any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor, to LexaLite's Knowledge, is any union, labor organization or group of employees of LexaLite presently seeking the right to enter into collective bargaining with LexaLite on behalf of any of its employees, except as set forth in the LexaLite Disclosure Schedule. LexaLite has furnished Summa with a copy of all written personnel policies, including without limitation vacation, severance, bonus, profit sharing and commission policies, applicable to any of LexaLite's employees.

     6.21  Bank Accounts.  All bank and savings accounts, and other accounts at
           -------------
similar financial institutions of LexaLite existing at date of Effective Date are listed in the LexaLite Disclosure Schedule, with copies of all signature cards or other documentation reflecting all individuals who are authorized to withdraw funds from any such accounts attached thereto.

     6.22  Absence of Questionable Payments.  Neither LexaLite nor, to
           --------------------------------
LexaLite's Knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (c) established or maintained any unlawful or unrecorded accounts.

     6.23  Compliance with Laws.  To LexaLite's Knowledge, LexaLite holds all
           --------------------
licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon LexaLite's condition (financial or otherwise), business, assets or properties.

     6.24  Environmental Matters.  To the Knowledge of LexaLite, except as may
           ---------------------
be set forth on the LexaLite Disclosure Schedule, there are no actions, claims, demands, investigations, inquiries, notices of potential liability, notices of violation, or other proceedings, rulings, orders, or citations pending against LexaLite (or any predecessor or affiliate), or threatened or contemplated by any person or entity, as the result of any actual or alleged failure of LexaLite (or any predecessor or affiliate) to comply with any requirement of federal, state, local or foreign law, order or regulation relating to air quality, water quality, solid or hazardous waste management, hazardous or toxic substances, or the protection of public health or the environment.

     6.25  Relationships with Customers and Suppliers.  Except as set forth in
           ------------------------------------------
the LexaLite Disclosure Schedule, no present customer or substantial supplier to LexaLite has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and LexaLite has no reason to believe that any of the present customers of or substantial suppliers to LexaLite intends to do so, other than, in each such case, any customer or substantial supplier the loss of which could not reasonably be expected to materially adversely affect LexaLite.

     6.26  Brokerage.  Except as set forth in the LexaLite Disclosure Schedule,
           ---------
LexaLite has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

     6.27  Disclosure.  Neither this Agreement nor any certificate, exhibit, or
           ----------
other written document or statement, furnished to Summa by or on behalf of LexaLite in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. LexaLite has no Knowledge of any fact which has not been disclosed in writing to Summa which may reasonably be expected to materially and adversely affect the business, operations, properties, assets, condition (financial or other), and/or results of operations of LexaLite or the ability of LexaLite to perform all of the obligations to be performed by LexaLite under this Agreement and/or any other agreement between Summa and LexaLite to be entered into pursuant to any provision of this Agreement.

     7.  REPRESENTATIONS AND WARRANTIES OF SUMMA.
         ---------------------------------------

     Summa represents and warrants to LexaLite as follows (it being acknowledged and agreed that LexaLite is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of LexaLite hereunder):

     7.1  Organization and Corporate Power.  Summa is a corporation duly
          --------------------------------
incorporated, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Summa. Summa has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of California, and the Bylaws of Summa as amended to date and resolutions of Summa's directors authorizing the execution, delivery and performance of this Agreement all certified by the President and the Secretary of Summa, which have previously been provided to LexaLite by Summa, are true and complete copies thereof as currently in effect. Subsidiary will be formed prior to the Effective Time as a California corporation, all of whose capital stock will be issued to and owned, beneficially and of record, by Summa.

     7.2  Capitalization.  The authorized capital stock of Summa consists of
          --------------
10,000,000 shares of Summa Common Stock and 5,000,000 shares of Preferred Stock. As of the date hereof, there are 1,603,484 shares of Summa Common Stock outstanding, and no shares Preferred Stock have been issued or are outstanding. In addition, there are currently outstanding options and warrants to purchase from Summa an aggregate of 237,473 additional shares of Summa Common Stock. Except expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from Summa any capital stock of Summa or any securities convertible into or exchangeable for any shares of capital stock of Summa, or any other securities or agreement pursuant to which Summa is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of Summa to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

     7.3  Authorization.  Summa has full corporate power and authority to enter
          -------------
into, execute and deliver this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder, subject to receipt of the requisite approval of the Summa Shareholders. This Agreement, and each and every other agreement, document and instrument to be executed by Summa hereunder, has been effectively authorized by all necessary action on the part of the Board of Directors of Summa, which authorizations remain in full force and effect, has been duly executed and delivered by Summa, and no other authorizations or proceedings on the part of Summa are required to authorize this Agreement and/or the transactions contemplated hereby, except for receipt of the requisite approval of the Summa Shareholders. This Agreement constitutes the legal, valid and binding obligation of Summa, subject to receipt of the requisite approval of the Summa Shareholders, enforceable with respect to Summa in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. Other than in connection with the filing of the Agreement of Merger with the California Secretary of State and the Delaware Secretary of State, proceedings with the Securities and Exchange Commission, and the proceedings specified in Section 8.6 below, no authorization, consent or approval of any public body or authority is necessary for the consummation by Summa of the transactions contemplated by this Agreement.

     7.4  No Conflicts.  Except as disclosed on the Summa Disclosure Schedule
          ------------
attached hereto as Exhibit E, neither the execution and delivery of this
                   ---------
Agreement, nor the consummation by Summa of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of Summa's charter documents) to which Summa is a party or by which any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Summa or any of its officers, directors, employees, assets or properties, excluding from the foregoing clauses (i) and (ii) any conflicts, breaches, violations or defaults that would not have a materially adverse affect on Summa or materially impair Summa's ability to consummate the transactions contemplated hereby or for which Summa shall have received before the Effective Time appropriate consents or waivers.

     7.5  Subsidiaries.  Summa has no subsidiaries and no investments, directly
          ------------
or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Summa Financial Statements (defined in Section 7.6 below) or shown on the Summa Disclosure Schedule. Prior to the Effective Time, Subsidiary will be formed as a California corporation whose capital stock is wholly-owned by Summa.

     7.6  Financial Statements.  Attached hereto as Exhibit F are (i) the
          --------------------                      ---------
audited financial statements of Summa for each of its fiscal years ended August 31, 1993, 1994 and 1995 consisting of Summa's balance sheets as of such dates, the related statements of profit and loss for the periods then ended, and the notes thereto, certified by Arthur Andersen LLP, and (ii) the unaudited financial statements of Summa as of and for the nine months ended May 31, 1996, consisting of Summa's balance sheet as of such date (the "Summa Balance Sheet"), the related statement of profit or loss for the period then ended, and the respective notes thereto, in each case certified by the chief financial officer of Summa. Such financial statements (and the notes related thereto) are herein sometimes collectively referred to as the "Summa Financial Statements." The Summa Financial Statements (8) are derived from the books and records of Summa, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of Summa, (ii) fairly and accurately present the financial condition of Summa on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).

     7.7  Absence of Undisclosed Liabilities.  Except as and to the extent
          ----------------------------------
reflected or reserved against in the Summa Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the Summa Balance Sheet or that are disclosed in the Summa Disclosure Schedule attached hereto, Summa has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets or condition (financial or otherwise) of Summa.

     7.8  Absence of Certain Developments.  Except as set forth in the Summa
          -------------------------------
Disclosure Schedule, since the date of the Summa Balance Sheet there has been
(i) no declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock of Summa, no redemption, purchase or other acquisition of any shares of Summa's capital stock, and no split-up or other recapitalization relative to any of Summa's capital stock, nor any action authorizing or obligating Summa to do any of the foregoing; (ii) no loss, destruction or damage to any material property or asset of Summa, whether or not insured; (iii) no acquisition or disposition of material assets (or any contract or arrangement therefor), or any other material transaction by Summa otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by Summa of any lien or encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities shown on the Summa Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by Summa of any of its tangible or intangible assets including any security interest or other encumbrance, or waiver by Summa of any rights of value which, in any such case, is outside the ordinary course of business and material to the business of Summa; (vi) no payment of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of Summa;
(viii) no disposition or lapse of rights as to any intangible property which is material to the business of Summa; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of Summa, (x) no agreement to do any of the things described in this Section 7.8, and (xi) no materially adverse change in the condition (financial or otherwise) of Summa or in its assets, liabilities, properties or business.

     7.9  Real Property.  Set forth as a part of the Summa Disclosure Schedule
          -------------
is a complete and accurate legal description of each parcel of real property owned by or leased to and occupied by Summa, and Summa neither owns or leases, nor occupies, any other real property. Except as would be disclosed in a reasonably diligent inspection, to Summa's Knowledge, the building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. To Summa's Knowledge, Summa is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which could reasonably be expected to have a material adverse affect upon Summa, its condition (financial or otherwise), assets, liabilities, properties or business, and Summa has not received any notice of violation with which it has not complied or is not taking steps to comply. Summa has good and marketable title to all such real property owned by Summa, free and clear of al liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the Summa Disclosure Schedule; (ii) liens for taxes for the current year and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which Summa is a party and which are material to the business of Summa are fully effective in accordance with their respective terms and afford Summa peaceful and undisturbed possession of the subject matter of the lease, and there exists no material default on the part of Summa or termination thereof, except as may be set forth in the Summa Disclosure Schedule.

     7.10  Tangible Personal Property.  Set forth as a part of the Summa
           --------------------------
Disclosure Schedule hereto is a complete list of all items of tangible personal property owned or leased and used by Summa in the current conduct of its business, where the original cost was in excess of $1,000. Except as set forth in the Summa Disclosure Schedule, Summa has, and at the Effective Date will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests, conditional sales agreements, liens, restrictions or encumbrances whatsoever. Included in the Summa Disclosure Schedule is a list of all outstanding equipment leases and maintenance agreements to which Summa is a party as lessee and which individually provide for future lease payments in excess of $500 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which Summa is a party and which are material to the business of Summa are fully effective in accordance with their respective terms, and there exists no material default on the part of Summa or termination thereof, except as may be set forth in the Summa Disclosure Schedule.

     7.11  Tax Matters.  Summa has, since its inception, duly filed all federal,
           -----------
state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to Summa. All federal, state, county and local taxes, including but not limited to those taxes due with respect to Summa's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Effective Date by Summa have been paid. The amount reflected in the Summa Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to Summa.

     7.12  Accounts Receivable.  The accounts receivable reflected in the Summa
           -------------------
Balance Sheet constituted all accounts receivable of Summa as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales made (as opposed to consignments) or services rendered in the ordinary course of business, and are not subject to any set-off or counter-claim, except as disclosed on the Summa Disclosure Schedule. Except as disclosed in the Summa Disclosure Schedule, such accounts receivable have been collected in full since the date of the Summa Balance Sheet or, to Summa's Knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of Summa, the "allowance for doubtful accounts" shown on the Summa Balance Sheet is sufficient to cover all doubtful accounts.

     7.13  Inventories.  Summa has good and marketable title to all of its
           -----------
inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the Summa Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of Summa for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities not in excess of one year's requirements for its business as currently conducted, except as may be set forth in the Summa Disclosure Schedule.

     7.14  Contracts and Commitments.  Summa has no contract, agreement,
           -------------------------
obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $10,000 or for a term of more than one year or whose terms prohibit cancellation without liability on 30 days' notice or less (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in the Summa Disclosure Schedule, all of which have been made available to LexaLite prior to the execution hereof, or those that are not material to Summa. As of the date hereof, to Summa's Knowledge, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms.
Except as set forth in the Summa Disclosure Schedule, Summa has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. Except as set forth in the Summa Disclosure Schedule, the validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. Except as set forth in the Summa Disclosure Schedule, Summa has no material contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to Summa's business, assets or condition (financial and otherwise).

     7.15  Patents, Trade Secrets and Customer Lists.  Summa does not have any
           -----------------------------------------
patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of Summa, except as set forth in the Summa Disclosure Schedule, nor does any present or former shareholder, officer, director or employee of Summa own any patent rights relating to any products manufactured, rented or sold by Summa, except as set forth on the Summa Disclosure Schedule. Except as disclosed in the Summa Disclosure Schedule, to the Knowledge of Summa, Summa has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by Summa, and the continued use thereof by Summa following the Effective Date will not conflict with, infringe upon, or otherwise violate any rights of others. To Summa's Knowledge, Summa has not used and is not making use of any confidential information or trade secrets of any present or past employee of Summa that has not been assigned to Summa or that Summa does not have the right to use.

     7.16  No Pending Material Litigation or Proceedings.  Except as disclosed
           ---------------------------------------------
in the Summa Disclosure Schedule, there are no actions, suits or proceedings pending or, to Summa's Knowledge, threatened against or affecting Summa (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of Summa in connection with the business, operations or affairs of Summa, which could reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) of Summa, or which question or challenge the transaction contemplated hereby. Except as disclosed in the Summa Disclosure Schedule, to Summa's Knowledge, Summa has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by Summa asserting a particular defect or hazardous property in any of Summa's products, services or business practices or methods, nor has Summa been a party to or threatened with proceedings brought by or before any federal or state agency; and Summa has no Knowledge of any defect or hazardous property claimed or actual in any such product, service or business practice or method. Summa is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

     7.17  Insurance.  Summa maintains insurance with reputable insurance
           ---------
companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated in the same geographic location and to the extent customarily insured, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to persons and property as is customary for companies similarly situated in the
same geographic location.   All such insurance currently is, and at the
Effective Date shall be, in full force and effect.

     7.18  Arrangements with Personnel.  Except as set forth in the Summa
           ---------------------------
Disclosure Schedule, no stockholder, director, officer or employee of Summa is presently a party to any transaction with Summa, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such shareholder, director, officer or employee, or to any member of the family of any of the foregoing, or, to Summa's Knowledge, to any corporation, partnership, trust or other entity in which any shareholder, director, officer or employee, or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth in the Summa Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer or employee of Summa whose salary and other compensation, in the aggregate, received from Summa or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $100,000, as well as any employment agreements relating to any such persons;
(ii) all powers of attorney from Summa to any person or entity; and (iii) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of Summa.

     7.19  Labor Relations.  Summa has no obligations under any collective
           ---------------
bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement, nor, to Summa's Knowledge, is any union, labor organization or group of employees of Summa presently seeking the right to enter into collective bargaining with Summa on behalf of any of its employees, except as set forth in the Summa Disclosure Schedule. Summa has furnished LexaLite with a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commission policies, applicable to any of Summa's employees.

     7.20  Bank Accounts.  All bank and savings accounts, and other accounts at
           -------------
similar financial institutions, of Summa existing at the time of the Effective Date are listed in the Summa Disclosure Schedule.

     7.21  Absence of Questionable Payments.  Neither Summa nor, to Summa's
           --------------------------------
Knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (c) established or maintained any unlawful or unrecorded accounts.

     7.22  Compliance with Laws.  To Summa's Knowledge, Summa holds all
           --------------------
licenses, franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon Summa's condition (financial or otherwise), business, assets or properties.

     7.23  Environmental Matters. To the Knowledge of Summa, except as may be
           ---------------------
set forth on the Summa Disclosure Schedule, there are no actions, claims, demands, investigations, inquiries, notice of potential liability, notices of violation, or other proceedings, rulings, orders, or citations pending against Summa (or any predecessor or affiliate), or threatened or contemplated by any person or entity, as the result of any actual or alleged failure of Summa (or any predecessor or affiliate) to comply with any requirement of federal, state, local or foreign law, order or regulation relating to air quality, water quality, solid or hazardous waste management, hazardous or toxic substances, or the protection of public health or the environment.

     7.24  Relationships with Customers and Suppliers.  Except as may be set
           ------------------------------------------
forth on the Summa Disclosure Schedule, no present customer or substantial supplier to Summa has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Summa has no reason to believe that any of the present customers of or substantial suppliers to Summa intends to do so, other than, in each such case, any customer or substantial supplier the loss of which could not reasonably be expected to materially adversely affect Summa.

     7.25  Brokerage.  Except as set forth in the Summa Disclosure Schedule,
           ---------
Summa has no obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement.

     7.26  Reports Under the Exchange Act.  The Summa Common Stock is registered
           ------------------------------
under Section 12(g) of the Exchange Act. Accordingly, Summa is subject to the information requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Since January 1, 1990, Summa has filed with the Commission on a timely basis all such reports which Summa has been required to file under the Exchange Act. Summa has provided to LexaLite accurate and complete copies of each registration statement, report, proxy statement, information statement or schedule, together with all amendments thereto, that were required to be filed with the SEC by Summa since January 1, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading.

     7.27  Disclosure.  Neither this Agreement, nor any certificate, exhibit, or
           ----------
other written document or statement, furnished to Summa by or on behalf of Summa in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein, in the light of the circumstances in which they were made, not misleading. Summa has no Knowledge of any fact which has not been disclosed in writing to LexaLite which may reasonably be expected to materially and adversely affect the business, properties, assets, condition (financial or other) and/or results of operations of Summa or the ability of Summa to perform all of the obligations to be performed by Summa under this Agreement and/or any other agreement between Summa and LexaLite to be entered into pursuant to any provision of this Agreement.

     8.  COVENANTS OF THE PARTIES PRIOR TO THE EFFECTIVE DATE.
         ----------------------------------------------------

     Each of LexaLite and Summa hereby covenants to and agrees with the other that between the date hereof and the Effective Date:

     8.1  Access to Properties and Records.  Each party shall give to the other
          --------------------------------
and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of its premises, properties, contracts, books, records and affairs, and will cause its officers to furnish any and all data and information pertaining to its business that the other may from time to time reasonably require. Unless and until the transactions contemplated by this Agreement have been consummated, each party and its representatives shall hold in confidence all information so obtained and will use such information solely for the purposes intended by this Agreement. If the transactions contemplated hereby are not consummated, each party will return all documents hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which is shown to have been previously (i) known to the party receiving it, (ii) generally known to others engaged in the trade or business of the disclosing party, (iii) part of public knowledge or literature, or (iv) lawfully received from a third party. Without limiting the generality of the foregoing, it is understood and agreed that certain information disclosed by Summa to LexaLite or its representatives may constitute "material inside information" that has not previously been disclosed to the public generally. LexaLite acknowledges that LexaLite and its representatives are aware of the restrictions on the use of such information imposed by federal and state securities laws, agrees to comply and cause its representatives to comply with such restrictions, and agrees to indemnify and hold Summa and each of its directors, officers and employees free and harmless from any and all liability, cost or expense that any of them may incur or suffer by reason of any breach by LexaLite or any of its authorized representatives of any of such restrictions. From and after the date hereof and until the Effective Date, neither LexaLite nor any of its representatives shall purchase, directly or indirectly, in the public marketplace or otherwise, any of Summa's securities.

     8.2  Corporate Existence, Rights and Franchises.  Each party shall take all
          ------------------------------------------
necessary actions to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made to the Articles of Incorporation or Bylaws of either party.

     8.3  Insurance.  Each party shall take all necessary actions to maintain in
          ---------
force all of its existing insurance policies, subject only to variations in amounts required by the ordinary operation of its business.

     8.4  Conduct of Business in the Ordinary Course.  Except as otherwise
          ------------------------------------------
expressly provided in this Agreement, neither party shall permit to be done any act which would result in a material breach of any of the covenants of such party contained herein or which would cause the representations and warranties of such party contained herein to become untrue or inaccurate in any material respect as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, each party shall take all reasonably necessary actions to (i) operate its business diligently in the ordinary course of business as an ongoing concern, and will use its best business efforts to preserve intact its organization and operations at current levels and to make available to the Surviving Corporation the services of its present employees and to preserve for the Surviving Corporation its relationships with its suppliers and customers and others having business relationships with it; (ii) maintain in good operating condition, ordinary wear and tear excepted, all of its assets and properties which are in such condition as of the date hereof; (iii) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (iv) refrain from entering into any contract, agreement, lease, capital expenditure or other commitment of a value in excess of $250,000 (other than purchases and sales of inventory, including sales orders, in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of the other party (which approval shall not be unreasonably withheld and which may be verbal to be promptly followed by written confirmation); (v) refrain from paying any bonus to any employee, officer or director, other than pursuant to any contract, agreement or arrangement existing on the date of this Agreement, and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, any of its capital stock; and (vi) refrain from issuing any capital stock or other securities convertible into or exercisable to purchase capital stock.

     8.5  Consents.  Each of the parties shall use its best business efforts to
          --------
obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Effective Date, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Effective Date.

     8.6  Approval of Summa Shareholders.  A special meeting of the Summa
          ------------------------------
Shareholders shall be called to be held in accordance with the California Corporations Code no later than November 6, 1996, at a time, place and date to be set by the Summa Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the transactions contemplated hereby. The Summa Board of Directors has unanimously recommended that the Summa Shareholders approve this Agreement and the transactions contemplated hereby, and the current members of the Summa Board of Directors, who together own or have voting control over an aggregate of approximately ten percent (10%) of the Summa Common Stock currently outstanding, have agreed to vote in favor of this Agreement at the special meeting. Summa shall prepare and mail, or cause to be prepared and mailed to the Summa Shareholders, at least 30 days prior to the special meeting, an appropriate notice of the meeting, together with a copy of the Joint Proxy Statement/Prospectus in Section 8.7 below.

     8.7  Registration Statement and Proxy Statement.
          ------------------------------------------

     (a) Summa and LexaLite shall cooperate in preparing the Registration Statement (including any amendments or supplements thereto) and the Joint Proxy Statement/Prospectus to be included therein and each shall furnish to the other for inclusion therein all such information relating to it as the other party or its counsel reasonably requests. Summa shall file the Registration Statement with the Commission promptly after completion, and LexaLite and Summa shall use all reasonable efforts to respond to any comments of the Commission staff and to have the Registration Statement declared effective as promptly as practicable and thereafter to maintain such effectiveness through the Effective Time. Summa agrees to provide to LexaLite the opportunity to review and comment on the Registration Statement, each amendment or supplement to the Registration Statement, each responsive correspondence to be sent to the Commission, and each form of the Joint Proxy Statement/Prospectus at a reasonable time before filing. Summa shall (i) include in the Registration Statement and each amendment and supplement information relating to LexaLite, its business and financial condition only as authorized by LexaLite, and (ii) promptly provide to LexaLite copies of all correspondence received from the Commission with respect to the Registration Statement and its amendments or supplements and copies of all responsive correspondence to the Commission.
Summa agrees to notify LexaLite of any stop orders or threatened stop orders with respect to the Registration Statement. Summa also may file the Joint Proxy Statement/Prospectus with the Commission as preliminary proxy material under Regulation 14A of the Exchange Act, if Summa so determines.

     (b) LexaLite and Summa shall not furnish to their respective shareholders any proxy materials relating to this Agreement or the Merger until the Registration Statement has become effective. LexaLite and Summa each shall mail to its shareholders (i) as promptly as practicable after the Registration Statement becomes effective, the Joint Proxy Statement/Prospectus (the date of such mailing hereinafter being referred to as the "Mailing Date"), (ii) as promptly as practicable after receipt thereof, any supplemental or amended Joint Proxy Statement/Prospectus, and (iii) such other supplementary proxy materials as may be necessary, in light of the circumstances arising after the mailing of the Joint Proxy Statement/Prospectus, to make the Joint Proxy Statement/Prospectus, as theretofore supplemented or amended, complete and correct. The Joint Proxy Statement/Prospectus and all amendments and supplements thereto shall comply with applicable law and shall be in form and substance satisfactory to Summa and LexaLite.

     (c) Summa and LexaLite each shall advise the other if, at any time before the effective date of the Registration Statement, the date of the special meeting of Summa Shareholders to be held pursuant to Section 8.6 hereof, the date of the special meeting of LexaLite Shareholders to be held pursuant to
Section 8.8 hereof, or the Effective Time, the Registration Statement or the Joint Proxy Statement/Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. In such event, Summa or LexaLite, as the case may be, shall provide the other with the information needed to correct such misstatement or omission.

     8.8  Approval by LexaLite Shareholders.  A special meeting of the LexaLite
          ---------------------------------
Shareholders shall be called to be held in accordance with the Delaware General Corporation Law no later than November 6, 1996, at a time, place and date to be set by the LexaLite Board of Directors, for the purposes of considering and voting upon a proposal to approve this Agreement and the transactions contemplated hereby. The LexaLite Board of Directors has unanimously recommended that the LexaLite Shareholders approve this Agreement and the transactions contemplated hereby, and current members of the LexaLite Board of Directors, who together own or have voting control over an aggregate of approximately Forty-six Percent (46%) of the LexaLite Common Stock currently outstanding, have expressed their intention to vote in favor of this Agreement at the special meeting. LexaLite shall prepare and mail, or cause to be prepared and mailed to the LexaLite Shareholders, at least 30 days prior to the special meeting, appropriate notice of the meeting, together with a copy of the Joint Proxy Statement/Prospectus prepared as provided in Section 8.7 above.

     8.9  No Equitable Conversion.  Prior to the Effective Time, neither the
          -----------------------
execution of this Agreement nor the performance of any provision contained herein shall cause either Summa, on the one hand, or LexaLite, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other.

     8.10  Standstill Agreements.
           --------------------

     (a) Prior to the Effective Time, unless this Agreement is sooner terminated as expressly provided herein, neither party shall entertain, negotiate, or discuss with any third party, directly or indirectly, with respect to any possible business combination, sale or assets or stock, or other transaction which is in any way inconsistent with the transactions contemplated hereby.

     (b) If this Agreement is terminated by either party, then for a period of three (3) full years from the date of such termination, neither party shall, directly or indirectly, except as may expressly be permitted in writing by the Board of Directors of the other party: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership of any of the assets or businesses or voting securities of the other party, or any other rights or options to acquire any such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the other party; or (iii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

     9.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.
         -------------------------------------------

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Effective Date, of the following conditions:

     9.1  Regulatory Approvals.  There shall have been obtained any and all
          --------------------
permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the parties, are required for the consummation of the transactions contemplated hereby.

     9.2  No Action or Proceeding.  No claim, action, suit, investigation or
          -----------------------
other proceeding shall be pending or threatened before any court or governmental agency, and no statute, rule or regulation shall have enacted or entered by a governmental body of competent jurisdiction, which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

     9.3  Certain Actions or Events.  There must not have occurred and be
          -------------------------
continuing (a) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or the over-the-counter market, (b) any declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(c) the commencement of a war, armed hostilities or other international or national calamity directly involving the United States, or (d) from the date of this Agreement through the Effective Time, a decline of more than 25 percent in the Standard & Poor's 500 Index.

     9.4  Tax Matters.  Nothing shall have come to the attention of either party
          ------------
which has led such party reasonably to believe that the Merger will not qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1968, as amended.

     10.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SUMMA AND SUBSIDIARY.
          -----------------------------------------------------------

     The obligation of each of Summa and Subsidiary to consummate the Merger provided for by this Agreement is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by Summa in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a
        -----------------
waiver by Summa of any other condition or of any of its rights or remedies, at law or in equity, if LexaLite shall be in default or breach any of the representations, warranties or covenants of LexaLite under this Agreement:

     10.1  Shareholder Approval.  The Summa Shareholders, Summa, as the sole
           --------------------
shareholder of Subsidiary, and the LexaLite Shareholders shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

     10.2  Proceedings.  All corporate and other proceedings taken or to be
           -----------
taken in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be satisfactory in form and substance to Summa and its special counsel (including but not limited to, the recordation of the Agreement of Merger) as may be required to consummate the transactions contemplated in the Agreement.

     10.3  Performance of Agreement; Accuracy of Representations and Warranties.
           --------------------------------------------------------------------
LexaLite shall have performed in all material respects the agreements and covenants required to be performed by LexaLite under this Agreement prior to the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of LexaLite since the date hereof, and the representations and warranties of LexaLite contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by LexaLite to Summa with the approval of Summa indicated thereon (which writing is to be attached hereto as Exhibit G), be true in all material
                                           ---------
respects on and as of the Effective Date as if made on and as of such date, and Summa shall have received certificates, dated as of the Effective Date, signed by the President and Chief Financial Officer of LexaLite, on behalf of LexaLite, reasonably satisfactory to Summa and its counsel, to such effect.

     10.4  Opinion of Counsel of LexaLite  Summa and its special counsel shall
           ------------------------------
have received an opinion dated as of the Effective Date from Pointner, Joseph & Corcoran, P.C., Attorneys at Law, counsel to LexaLite, in form and substance satisfactory to Summa and its special counsel, substantially to the effect that:

     10.4.1 LexaLite is a duly incorporated and validly existing corporation in good standing under the laws of Delaware, and has the corporate power to enter into this Agreement and consummate the transactions herein;

     10.4.2 This Agreement has been duly authorized, executed and delivered by LexaLite and constitutes the legal, valid and binding obligation of LexaLite, except as the same may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors' rights or by general principles of equity, whether considered in a proceeding at law or in equity;

     10.4.3 To the best of LexaLite's counsel's knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery of this Agreement or the performance of any obligation of LexaLite under any provision hereof, such consent has been validly procured;

     10.4.4 Except as set forth in the LexaLite Disclosure Schedule, LexaLite's counsel is unaware of any litigation or investigation of the nature described in
Section 6.17 hereof pending or threatened against LexaLite;

     10.4.5 To the best of counsel's knowledge, neither the execution of this Agreement nor the performance by LexaLite of any of its obligations hereunder will violate the Certificate of Incorporation, or the Bylaws of LexaLite or any unwaived provision of any indenture, agreement or other instrument to which LexaLite is a party, the violation of which could reasonably be expected to have a material adverse effect on LexaLite;

     10.4.6  The authorized capital stock of LexaLite is as is set forth in
Section 6.2 above;

     10.4.7 To the best of counsel's knowledge, LexaLite is qualified to do business in all jurisdictions in which the ownership of or leasing of its property requires such qualification, except where any failure to so qualify would not reasonably be expected to have a material adverse effect on LexaLite;

     10.4.8 As to such other matters incident to the transactions herein contemplated as Summa or its counsel may reasonably request.

     10.5  Financial Data.  If additional financial information concerning
           --------------
LexaLite is required by the Commission in order to accomplish the registration of Summa Common Stock provided for in Section 12 hereof, LexaLite shall have supplied such information.

     10.6  Accuracy of Information in Joint Proxy Statement/Prospectus.  None of
           -----------------------------------------------------------
the information which shall have been furnished by or on behalf of LexaLite or its management for inclusion in the Joint Proxy Statement/Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     10.7  Exchange of LexaLite Options.  Each holder of outstanding Options
           ----------------------------
shall have entered into a written agreement with LexaLite to cancel all such Options owned beneficially and of record by such holder effective as of the Effective Time, in consideration of the execution by each such holder of a standard Summa stock option agreement (the form of which has been provided to LexaLite prior to the execution and delivery hereof) with Summa effective as of the Effective Time, pursuant to which such holders would be entitled to purchase shares of Summa Common Stock on the basis set forth in Section 3.1.2(b) above.

     10.8  Settlement with Brokers.  Any and all persons or entities asserting
           -----------------------
any claim against either LexaLite or Summa for brokerage commissioners, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement shall have entered into an agreement with each of LexaLite and Summa to settle and discharge such claim on a basis that is reasonably acceptable to Summa.

     10.9  Dissenters' Rights.  The number of shares of either LexaLite Common
     ----  ------------------
Stock or Summa Common Stock which constitute "Perfected Dissenting Shares" as defined in Section 3.4 hereof does not exceed two percent (2%) of the total number of shares of LexaLite Common Stock or Summa Common Stock, as the case may be, outstanding on the respective record dates of the meetings of the LexaLite Shareholders and the Summa Shareholders referred to in Sections 4.1 and 4.2.

     10.10  Employment.  Josh T. Barnes shall have entered into an employment
            ----------
agreement with the Surviving Corporation in form and substance mutually acceptable to Mr. Barnes and Summa.

     10.11  Fairness Opinion.  An investment banking firm mutually acceptable to
            ----------------
Summa and LexaLite shall have rendered an opinion, not subsequently withdrawn, to the Board of Directors of each of Summa and LexaLite, by no later than five business days prior the date on which the Joint Proxy Statement/Prospectus is to be mailed to the Summa Shareholders and the LexaLite Shareholders as provided in Sections 8.6 and 8.8 hereof, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the Summa Shareholders and to the LexaLite Shareholders. The cost of obtaining such opinion shall be borne equally by Summa and LexaLite.

     11.  CONDITIONS PRECEDENT TO LEXALITE'S OBLIGATIONS.
          ----------------------------------------------

     Lexalite's obligation to consummate the Merger provided for by this Agreement is expressly subject to the satisfaction, on or before the Effective Date, of each of the further conditions set forth below, any or all of which may be waived by LexaLite in whole or in part without prior notice; provided,
                                                                ---------
however, that no such waiver of a condition shall constitute a waiver by
- -------
LexaLite of any other condition or of any of its rights or remedies, at law or in equity, if Summa shall be in default or breach any of the representations, warranties or covenants of Summa under this Agreement:

     11.1  Shareholder Approval.  The LexaLite Shareholders, the Summa
           --------------------
Shareholders and Summa, as sole the shareholder of Subsidiary, shall have approved by the requisite vote the adoption of this Agreement and the transactions contemplated hereby.

     11.2  Proceedings.  All corporate and other proceedings taken or to be
           -----------
taken in connection with the transactions contemplated hereby to be consummated at the Effective Date and all documents incident thereto or required to be delivered prior or at closing will be satisfactory in form and substance to LexaLite and its counsel (including but not limited to, the recordation of the Agreement of Merger) as may be required to consummate the transactions contemplated in the Agreement.

     11.3  Performance of Agreement; Accuracy of Representations and Warranties.
           --------------------------------------------------------------------
Summa shall have performed the agreements and covenants required to be performed by Summa under this Agreement prior to the Effective Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Summa since the date hereof, and the representations and warranties of Summa contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the Effective Date and delivered by Summa to LexaLite with the approval of LexaLite indicated thereon (which writing is to be attached hereto as Exhibit
                                                                      -------
H), be true in all material respects on and as of the Effective Date as if made on and as of such date, and LexaLite shall have received certificates, dated as of the Effective Date, signed by the President and Chief Financial Officer of Summa, on behalf of Summa, reasonably satisfactory to LexaLite and its counsel, to such effect.

     11.4  Opinion of Counsel for Summa.  LexaLite and its counsel shall have
           ----------------------------
received an opinion, dated as of the Effective Date, from Phillips & Haddan, special counsel to Summa, in form and substance satisfactory to LexaLite and its counsel, substantially to the effect that:

     11.4.1 Each of Summa and Subsidiary is a duly incorporated and validly existing corporation in good standing under the laws of California, and has the corporate power to enter into this Agreement and consummate the transactions herein;

     11.4.2 This Agreement has been duly authorized, executed and delivered by Summa and constitutes the legal, valid and binding obligation of each of Summa and Subsidiary, except as the same may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting the enforcement of creditors rights or by general principles of equity, whether considered in a proceeding at law or in equity;

     11.4.3 The issuance of Summa Common Stock to be issued as a consequence of the Merger has been duly authorized by all necessary corporate action on the part of Summa; and that such shares of Summa Common Stock will be validly issued and nonassessable;

     11.4.4 To the best of such counsel's knowledge, to the extent that the approval or consent of any governmental agency or body is required for the legal and valid execution and delivery by Summa of this Agreement, the issuance of Summa Common Stock, or the performance of any obligation of Summa or Subsidiary under any provision hereof, such consent has been validly procured;

     11.4.5 Except as set forth in the Summa Disclosure Schedule, such counsel is unaware of any litigation or investigation of the nature described in Section
7.16 hereof pending or threatened against either Summa or Subsidiary;

     11.4.6 To the best of such counsel's knowledge, neither the execution of this Agreement or the performance by either Summa or Subsidiary of any of its obligations hereunder, will violate the Articles of Incorporation or the Bylaws of either Summa or Subsidiary, or any unwaived provision of any indenture, agreement or other instrument to which Summa is a party, the violation of which could reasonably be expected to have a material adverse effect, on Summa;

     11.4.7  The authorized capital stock of Summa is as set forth in Section
7.2 above;

     11.4.8 To the best of such counsel's knowledge, Summa is qualified to do business in all jurisdictions in which the ownership of or leasing of its property requires such qualification, except where any failure to so qualify would not reasonably be expected to have a material adverse effect on Summa;

     11.4.9 The Registration Statement has become effective under the Act and, to counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or are contemplated by the Commission;

     11.4.10 As to such other matters incident to the transactions herein contemplated as LexaLite or its counsel may reasonably request.

     11.5  Registration of Shares.  All shares of Summa Common Stock issuable to
           ----------------------
LexaLite Shareholders as a consequence of the Merger shall have been duly registered under the Securities Act pursuant to the provisions of Section 12 hereof, and such registration shall be effective and no stop order shall have been issued.

     11.6  Accuracy of Information in Joint Proxy Statement/Prospectus.  None of
           -----------------------------------------------------------
the information which shall have been furnished by or on behalf of Summa or its management for inclusion in the Joint Proxy Statement/Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     11.7  Addition to Summa Board of Directors.  Josh T. Barnes shall have been
           ------------------------------------
elected to the Board of Directors of Summa, effective as of the Effective Time, to serve in such capacity from and after the Effective Time until changed in accordance with applicable law and the Articles of Incorporation and Bylaws of Summa.

     11.8  Nasdaq Listing.  The shares of Summa Common Stock to be issued to the
           --------------
LexaLite Shareholders in connection with the Merger shall have been listed on The Nasdaq National Market.

     11.9  Employment Agreement.  Josh T. Barnes shall have entered into the
           --------------------
employment agreement specified in Section 10.10 above.

     11.10  Fairness Opinion.  The Board of Directors of Summa shall have
            ----------------
received the "fairness opinion" specified in Section 10.11 hereof, and such opinion subsequently shall not have been withdrawn.

     12.  REGISTRATION OF SHARES.
          ----------------------

     12.1  Registration.  Summa shall use its best efforts, with the cooperation
           ------------
and participation of LexaLite as provided in Section 8.7 hereof, to cause all of the shares of Summa Common Stock issuable to the LexaLite Shareholders as a consequence of the Merger to be duly registered in accordance with Section 12.2 under the Securities Act, and qualified under the Blue Sky laws of each state with jurisdiction over the transaction, as same may be required. Such registration under the Securities Act shall be effected pursuant to the Registration Statement which shall become and remain effective under the Securities Act as of the Effective Date, and in the case of those LexaLite Shareholders who are not or do not become "Affiliates," as that term is defined in Rule 405, the shares of Summa Common Stock to be received by them as a consequence of the Merger will not require further registration. As provided in
Section 11.8 hereof, Summa shall take all necessary actions to obtain the listing of the Summa Common Stock to be issued in the Merger and on The Nasdaq National Market.

     12.2  Timing.  The registration of the shares of Summa Common Stock
           ------
issuable to the LexaLite Shareholders as a consequence of the Merger, including the shares underlying any options converted pursuant to this Agreement, shall be completed on or before the Effective Date.

     12.3  Expenses.  All registration and filing fees, fees and disbursements
           --------
of counsel for Summa, expenses of any audits of Summa incident to or required by any such registration and expenses of Summa's proxy solicitation and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 12.1 hereof shall be borne and paid by Summa at Summa's sole cost and expense. All expenses of printing and distributing the Joint Proxy Statement/Prospectus to and soliciting proxies from the LexaLite Shareholders, all fees and disbursements of counsel for LexaLite, and the expenses of any audits of LexaLite incident to or required by any such registration, shall be borne and paid by LexaLite at LexaLite's sole cost and expense.

     13.  TERMINATION, AMENDMENT AND WAIVER.
          ---------------------------------

     13.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Effective Date, whether before or after approval by either or both of the Summa Shareholders or the LexaLite Shareholders:

     13.1.1  By mutual consent of LexaLite and Summa;

     13.1.2  By either LexaLite or Summa as provided in Section 3.1.2(c) hereof;

     13.1.3 By either LexaLite or Summa, if the Merger shall not have been consummated on or before January 31, 1997 (the "Termination Date"), except that the right to terminate under this Section 13.1.3 shall not be available to any party whose failure to perform any covenant herein or satisfy any condition hereof within the control of such party has been the proximate cause of or resulted in the failure of the Merger to be consummated on or before the Termination Date;

     13.1.4 Unilaterally by either LexaLite or Summa (i) if the other fails to perform any covenant in any material respect in this Agreement, unless the failure is capable of being and has been cured in all material respects within 30 business days after the terminating party has delivered written notice of the alleged failure, or (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date, unless the party has earlier waived such condition;

     13.1.5 By either LexaLite or Summa if any of the conditions to such party's performance remain unsatisfied for a period of 40 days after the Commission shall have indicated its willingness to accelerate the effectiveness of the Registration Statement to be filed by Summa as provided in Section 12 hereof.

     13.1.6 By either LexaLite or Summa, if the Board of Directors of such party has determined that consummation of the transactions contemplated by this Agreement could reasonably be expected to cause the directors of such party to violate their fiduciary duties under applicable law, upon the payment by the terminating party to the other party of the sum of $500,000, as liquidated damages in respect of the loss of the non-terminating party's prospective economic opportunity, plus reimbursement of all out-of-pocket expenses reasonably incurred by the non-terminating party through the date of such termination.

     13.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Summa or LexaLite as provided in Section 13.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either LexaLite or Summa, or their respective officers or directors (except as set forth in this Section 13.2 and in Sections 8.1, 8.10, 12.3, 13.1.6, 14.8,
14.9 and 14.10 which shall survive the termination).  Nothing in this Section
13.2 shall relieve any party from liability for any breach of this Agreement.

     13.3  Amendment.  This Agreement may not be amended or modified except by
           ---------
an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     13.4  Waiver.  At any time prior to the Effective Time, the parties hereto
           ------
may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     14.  MISCELLANEOUS.
          -------------

     14.1  Other Documents.  Each of the parties hereto shall execute and
           ---------------
deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

     14.2  Parties in Interest.  This Agreement shall be binding upon and inure
           -------------------
to the benefit of the parties hereto, and their respective successors and assigns, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     14.3  Governing Law.  Except with respect to matters controlled by the
           -------------
Delaware General Corporation Law, this Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

     14.4  Notices.  All notices, requests or demands and other communications
           -------
hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

     (a)  If to LexaLite, to:      Thomas M. Phillips
                                   LexaLite International Corporation
                                   10163 US 31 North
                                   Charlevoix, MI 49720-0498

          With copies to:          Thomas D. Pointner, Esq.
                                   Pointner, Joseph & Corcoran, P.C.
                                   203 Mason Street
                                   Charlevoix, MI 49720

                                   Stephen R. Kretschman, Esq.
                                   Warner Norcross & Judd LLP
                                   900 Old Kent Bank Building
                                   111 Lyon Street, N.W.
                                   Grand Rapids, MI 49503

     (b)  If to Summa, to:         James R. Swartwout
                                   Summa Industries
                                   1600 West Commonwealth Avenue
                                   Fullerton, CA 93833

          With copies to:          James M. Phillips, Jr., Esq.
                                   Phillips & Haddan
                                   4695 MacArthur Court, Suite 840
                                   Newport Beach, CA 92660

Any party hereto may change its address by written notice to the other party given in accordance with this Section 14.4.

     14.5  Entire Agreement.  This Agreement, together with the Agreement of
           ----------------
Merger and each of the other exhibits and schedules attached hereto, contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in the Agreement of Merger or in an exhibit or schedule hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding.

     14.6  Headings.  The captions and headings used herein are for convenience
           --------
only and shall not be construed as a part of this Agreement. In this Agreement, the term "including" and terms of similar import shall mean "including without limitation" unless the context requires otherwise.

     14.7  Attorneys' Fees.  In the event of any litigation between LexaLite and
           ---------------
Summa, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

     14.8  Expenses.  Except as otherwise expressly provided hereunder, each
           --------
party hereto agrees to pay all of its own expenses and to save the other party harmless against liability for the payment of any such expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement.

     14.9  Indemnification of LexaLite.  Except with respect to those costs and
           ---------------------------
expenses expressly to be borne by Lexalite as provided hereunder, Summa shall indemnify, defend and hold LexaLite and all of LexaLite's officers, directors, shareholders, agents and employees harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that any of them shall incur or suffer, which arise or result from, or relate to any breach of, or failure by, Summa to perform any of its representations, warranties, covenants, exhibits, or other instruments furnished or to be furnished by Summa under this Agreement.

     14.10  Indemnification of Summa and Subsidiary.  Except with respect to
            ---------------------------------------
those costs and expenses expressly to be borne by Summa as provided hereunder, LexaLite shall indemnify, defend and hold each of Summa and Subsidiary, and all of their respective officers, directors, shareholders, agents and employees harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that any of them shall incur or suffer, which arise or result from, or relate to any breach of, or failure by, LexaLite to perform any of its representations, warranties, covenants, exhibits, or other instruments furnished or to be furnished by LexaLite under this Agreement.

     14.11  Public Announcements.  Before issuing any press release or otherwise
            --------------------
making any public statements with respect to this Agreement or the Merger, Summa and LexaLite shall consult with each other as to its form and substance and will not issue the press release or make the public statement before such consultation, except in either case as may be required by applicable law.

     14.12  Survival.  The representations and warranties of the parties
            --------
contained herein and in any other document or instrument delivered pursuant hereto shall survive any investigations made by or on behalf of any other party made prior to the Effective Time, but shall not survive beyond the Effective Time. Nothing contained in this Section 14.12 shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Effective Date, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud against any party or parties guilty of such fraud.

     14.13  Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

     14.14  Assignment.  Neither this Agreement, the Agreement of Merger nor any
            ----------
of the rights, interests or obligations hereunder or thereunder may be assigned by either party without the prior written consent of the other party.

     14.15  LexaLite Employee Stock Purchase Plan.
            -------------------------------------

     (a) At the meeting of Summa Shareholders to be held as provided in Section
8.6 above, the Summa Shareholders will be asked to adopt and approve an Employee Stock Ownership Plan which will (i) incorporate the LexaLite ESOP, modified as contemplated in Section 14.15(b) below, (ii) permit participation by the employees of Summa and of each of the other consolidated subsidiaries of Summa (in accordance with separate provisions for contribution adopted by each participating corporation), and (iii) permit Summa to make contributions thereto either in cash or in shares of its Common Stock.

     (b) In the event that the Summa Shareholders decline to approve the adoption of a Summa Employee Stock Ownership Plan as provided in Section 14.15(a) above, Summa agrees that LexaLite will modify the LexaLite International Corporation Amended and Restated Employee Stock Ownership Plan (the "LexaLite ESOP") to provide that a Participant or Beneficiary (as those terms are defined in the LexaLite ESOP) entitled to a distribution of benefits from the LexaLIte ESOP owing to the happening of a Distributive Event (as that term is defined in the LexaLite
ESOP) occurring at any time within three (3) full years following the Effective Date shall have the right to a put to the LexaLIte ESOP pursuant to which the LexaLite ESOP would repurchase all or any portion of the shares of Summa Common Stock issuable as a consequence of the Merger at a price determined in accordance with the formula for repurchases of LexaLite Common Stock upon exercise of the put currently in effect and on such other terms and conditions that are mutually acceptable to Summa and LexaLite.

     14.16  Certain Corporate Matters.  It is the intention of Summa that the
            --------------------------
Surviving Corporation's corporate headquarters will remain in Charlevoix, Michigan and that the Surviving Corporation will continue to operate under and to use in its business the name "LexaLite International Corporation." The foregoing constitutes a statement of intention only, nor shall it create rights in favor of any third party.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

SUMMA INDUSTRIES                     LEXALITE INTERNATIONAL CORPORATION



By: _____________________________    By: ____________________________________
     James R. Swartwout                   Josh T. Barnes
     Chief Executive Officer              Chief Executive Officer

                                LIST OF EXHIBITS

Exhibit No.                Description              To be Provided by:
- --------------   --------------------------------   ------------------

A                Agreement of Merger                Summa/LexaLite

B                Listing of LexaLite Shareholders   LexaLite

C                LexaLite Disclosure Schedule       LexaLite

D                LexaLite Financial Statements      LexaLite

E                Summa Disclosure Schedule          Summa

F                Summa Financial Statements         Summa

G                Closing Exceptions to LexaLite
                   Representations and Warranties   LexaLite

H                Closing Exceptions to Summa
                   Representations and Warranties   Summa


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